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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 11, 2000


                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)




        New Jersey                   0-22175                  22-2746503
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     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation




394 Elizabeth Avenue, Somerset, New Jersey                              08873
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(Address of principal offices)                                        (Zip Code)



Registrant's telephone number including area code     (732) 271-9090



(Former name or former address, if changed since last report) NOT APPLICABLE


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Item 5. OTHER EVENTS

                              RECENT DEVELOPMENTS

     In January 2000, we signed a Memorandum of Understanding with JDS Uniphase Corporation ("JDS"). Under this Memorandum of Understanding, we and JDS will, upon execution of a final agreement, jointly develop, manufacture and market a family of fiberoptic array transceivers based on our laser technology that facilitate light to logic (electronic signal in/modulated light signal out) for fiberoptic communications solutions used in switches, routers and computer backplanes. We will manufacture VSCEL arrays and design gigabit speed control circuits, photodetectors, optical links and other components. JDS will design and develop the optical packaging for the products and handle all marketing and worldwide sales and distribution. We intend that the initial product jointly developed and commercialized in our alliance with JDS will be an array transceiver with twelve channels each operating at 1.25 Gigabits/second, yielding a compact, high speed data link. These products are designed to make possible short distance links between dense wavelength division multiplexing systems (DWDM), high speed routers and SONET (long-haul telecommunications) equipment.


     It is expected that JDS will place an initial purchase order upon the signing of the agreement. The terms and conditions of delivery will be finalized upon completion of development of the product. We expect to begin shipping samples of an array transceiver by the second calendar quarter.



     In January 2000, we entered into a three-year supply agreement with Agilent Technologies, Inc. ("Agilent"), a leading supplier of fiberoptic transceivers and integrated circuits for infrastructure products for the Internet. Under this agreement, we will manufacture Gigarray(R) VCSEL arrays for use in parallel optical transceivers. The initial purchase order under the agreement is contingent upon our development of a component that meets Agilent's specifications. We expect to begin shipping sample products in June 2000 with full commercial shipments commencing by year end.




     Our stock price has fluctuated widely in the last year and may fluctuate widely in the future. Since January 1, 1999, our stock price has been as high as $173 per share and as low as $12 per share. Since our announcement on February 16, 2000 of our Memorandum of Understanding with JDS and the three year supply agreement with Agilent, our stock price has increased from $76.8125 per share at the close on February 15, 2000 to a close of $161.8125 per share on February 23, 2000. If we fail to execute the definitive agreement contemplated by the Memorandum of Understanding, we are unable to successfully design or manufacture the new products, or the products to be developed with JDS or Agilent have difficulty penetrating targeted markets, our stock price could be adversely affected. Additionally, volatility in the price of our common stock may be caused by other factors outside of our control and may be unrelated or disproportionate to our operating results.








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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EMCORE CORPORATION
                                       (Registrant)

                                       By:  /s/ Thomas G. Werthan
                                            -----------------------------------
                                            Thomas G. Werthan
                                            Chief Financial Officer

Dated:  February 24, 2000




























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